THE NATIONAL SECURITY GROUP, INC.
661 EAST DAVIS STREET
ELBA, ALABAMA 36323

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
APRIL 15, 2004

        Notice is hereby given of the Annual Meeting of Stockholders of The National Security Group, Inc., a Delaware corporation (the “Company”), to be held at the principal executive offices of the Company in Elba, Alabama, on Thursday, April 15, 2004 at 10:00 a.m. (Central Time) for the following purposes:

1.	To elect four (4) members to the Board of Directors to serve three-year terms, one (1) member to serve a two-year term, and until their successors are duly elected and qualified;

2.	To ratify selection of independent auditors;

3.	To consider a proposal to increase the number of authorized shares from 2.5 million to 10 million;

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        Only Stockholders of record at the close of business on March 15, 2004 shall be entitled to notice of and to vote at the Annual Meeting. Stockholders are cordially invited to attend the Annual Meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS /s/ Bette Ham Bette Ham, Secretary

Elba, Alabama
March 15, 2004

THE NATIONAL SECURITY GROUP, INC.
661 East Davis Street
Elba, Alabama 36323

PROXY STATEMENT

        This document, which constitutes a Proxy Statement for The National Security Group, Inc., (the “Company”) is being furnished to the holders of the common stock of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. (Central Time) on April 15, 2004 at the principal executive offices of the Company (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders will vote (1) to elect four directors to serve three-year terms, and one member to serve a two-year term, and until their successors are duly elected and qualified, (2) to ratify selection of independent auditors, and (3) to consider a proposal to increase number of authorized shares.

All costs in connection with the solicitation of the enclosed proxy will be paid by the Company. The date of this Proxy Statement is March 15, 2004.

GENERAL

        This Proxy Statement is being mailed to holders of the Company Common Stock on or about March 15, 2004, in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting to be held at the Company’s principal executive offices, 661 East Davis Street, Elba, Alabama 36323, on Thursday, April 15, 2004, at 10:00 a.m. (Central Time).

        At the Annual Meeting, the stockholders of the Company will vote on matters noted in the proxy. If the enclosed proxy is properly signed and returned, your shares will be voted on all matters that properly come before the Annual Meeting for a vote. If instructions are specified in your signed proxy with respect to matters being voted upon, your shares will be voted in accordance with your instructions. If no instructions are so specified, your shares will be voted “FOR” the election of the persons nominated as directors in the proxy statement, “FOR” the ratification of selection of independent auditors, and “FOR” the proposal to increase number of authorized shares. So far as is now known, there is no business to be acted upon at the Annual Meeting other than as set forth above, and it is not anticipated that other matters will be brought before the Annual Meeting. If, however, other appropriate matters are duly brought before the Annual Meeting, the persons appointed as proxy agents will have discretion to vote or act thereon according to their own judgment. A proxy may be revoked if written notice of such revocation is received by Mrs. Bette Ham, Secretary, The National Security Group, Inc., 661 East Davis Street, Elba, Alabama 36323, at any time before the taking of the vote at the Annual Meeting.

        Whether or not you attend the Annual Meeting, your vote is important. Accordingly, you are asked to sign and return the accompanying proxy, regardless of the number of shares you own. Shares can be voted at the Annual Meeting only if the holder is present or represented by proxy. The Board of Directors has fixed the close of business on March 15, 2004, as the record date for the determination of stockholders who are entitled to notice of, and to vote at the Annual Meeting and any adjournments thereof. On the record date, the Company had outstanding 2,466,600 shares of Common Stock, the holders of which are entitled to one vote per share. No shares of any other class of Company stock are issued or outstanding.

        A proxy may be revoked at any time prior to its exercise (i) by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date or (ii) by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting by itself will not revoke a proxy. Shares of Common Stock represented by a properly executed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum without regard to whether the proxy is marked as casting a vote for or against or abstaining with respect to a particular matter. In addition, shares of Common Stock represented by “broker non-votes” (i.e., shares of Common Stock held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power or (iii) the record holder has indicated that it does not have authority to vote such shares on the matter) generally will be treated as present for the purposes of determining a quorum. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required for the election of the nominees to the Board of Directors. With respect to this matter, an abstention will have the same effect as a negative vote, but because shares held by brokers will not be considered entitled to vote on matters as to which brokers would hold authority, a broker non-vote will have no effect on the vote.

ITEM 1: ELECTION OF DIRECTORS

        The Bylaws of the Company provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible. The term of each director is three years and the terms are staggered to provide for the election of one class of directors each year. A total of five Directors will be elected at the Annual Meeting. The “Nominees” have been nominated by the Board of Directors for election to serve three-year terms except one nominee to serve a two-year term: Carolyn Brunson, Donald Pittman, L. Brunson White and Frank J. O’Neil for three years, and Fleming G. Brooks to serve a two-year term. Three of the Nominees are currently serving as Directors of the Company.

        The persons named in the enclosed proxy intend to vote “FOR” the election of the Nominees unless the proxy is marked to indicate that such authorization is expressly withheld. Should any of the Nominees be unable to accept nomination or election (which the Board of Directors does not expect) or should any other vacancy have occurred in the Board, it is the intention of the persons named in the enclosed proxy to vote for the election of the person or persons whom the Board of Directors recommends.

        The following tables set forth the names and certain information concerning the Nominees and each other Director who will continue to serve (the “Continuing Directors”) as a Director of the Company after the Annual Meeting:

NOMINEES

Name	Positions Held with the Company	Age at Dec.31, 2003	Director/ Advisory Board Since*
Carolyn Brunson	Director	77	1978
Donald Pittman	Director	43	2002
L. Brunson White	Director	47	2002
Frank J. O'Neil	Advisory Board	50	2003
Fleming G. Brooks	Advisory Board	58	2003

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES.

Continuing Directors

Name	Age at Dec.31,2003	Director Since*	End of Present Term
Winfield Baird	71	1964	2005
Jack E. Brunson	47	1999	2006
J. R. Brunson	75	1962	2006
W. L. Brunson, Jr	45	1999	2005
Fred Clark, Jr	44	1996	2005
M. L. Murdock	61	1976	2005
Paul Wesch	47	2002	2005
Walter Wilkerson	56	1984	2006

        *In 1990 National Security Insurance Company was reorganized as a holding company system pursuant to a plan of exchange whereby The National Security Group, Inc., (the “Company”), became the holding company for National Security Insurance Company (the “Life Company”), and its prior subsidiaries, National Security Fire & Casualty Company (the “Fire Company”), and NATSCO, Inc., (“NATSCO”). Subsequently Omega One, Inc. (“Omega One”) was formed as a wholly owned subsidiary of the Fire Company. References to tenure with the Company (in the above table and in the following biographical section) include the individual’s tenure with the Life Company prior to the reorganization.

BIOGRAPHICAL INFORMATION

The business experience of each of the Nominees and Continuing Directors is set forth below.

     Nominees

CAROLYN BRUNSON presently serves as the Managing Partner of Brunson Properties (formerly the W. L. Brunson Estate), a family partnership engaged in investments.

DONALD PITTMAN has been in the private practice of law since June of 1988 in Enterprise, Alabama. He is a member of the Coffee County, State of Alabama and American Bar Associations.

L. BRUNSON WHITE is Vice President and Chief Information Officer of Energen Corporation (NYSE:EGN), a diversified energy company, and its subsidiary, Alabama Gas Corporation (Alagasco), both of which are based in Birmingham, Alabama. Mr. White has worked for Energen Corporation for 23 years in the areas of planning, development and technology.

FRANK J. O'NEIL is Senior Vice President, Corporate Communications & Investor Relations and Assistant Corporate Secretary of ProAssurance Corporation of Birmingham, Alabama. He is a member of National Investor Relations Institute, and currently serves as President and Board Member of Alabama Insurance Planning Commission, and American Society of Corporate Secretaries.

FLEMING G. BROOKS is President of Brooks Peanut Company, Inc. of Samson, Alabama and various affiliates of that Company. He either serves currently or has served in the past, various positions with associations of the agricultural community.

Continuing Directors

WINFIELD BAIRD is a Chartered Financial Analyst, and currently a financial advisor with UBS- Financial Services, Inc. in Birmingham, Alabama. He previously served as President of Investment Counselors of Alabama, Inc. He was formerly a partner and manager at the Birmingham office of J.C. Bradford & Company.

JACK E. BRUNSON has served as President of the Fire Company since 1997. He also serves on the Boards of Directors of the Fire Company and Omega One.

J.R. BRUNSON served as President and Chief Executive Officer of the Company from 1978 through 1999. He previously held the position of Senior Vice President. He joined the Company in 1953.

W.L. BRUNSON, JR., is President and Chief Executive Officer of the Company effective January 1, 2000. He has been a Director of the Company since 1999. He also holds the position of President of the Life Company. He joined the Company in 1983. Mr. Brunson is also a Director of the Fire Company, NATSCO, the Life Company and Omega One.

FRED CLARK, JR. is currently President of the Clark Company, LLC in Montgomery, Alabama, and serves as Executive Director of the Electric Cities of Alabama. He was formerly Executive Director of the Alabama Farmers Federation, President of Alabama Rural Electric Association of Cooperatives, Montgomery, Alabama, State Director for U. S. Senator Richard Shelby, Legislative Representative for National Rural Electric Cooperative Association, and Legislative Assistant to U. S. Senator Howell Heflin.

MICKEY L. MURDOCK currently serves as Chief Operating Officer and Director of the Company. He has served as Senior Vice President, Chief Financial Officer and Treasurer of the Company since 1982. Prior to that time, he served as Vice President and Controller of the Company. He joined the Company in 1970. Mr. Murdock is also a Director of the Life Company, the Fire Company, Omega One, and NATSCO.

PAUL WESCH currently serves on the Board of Directors and is General Counsel and Executive Vice President of The Mitchell Company, Inc., a southeastern real estate development firm in Mobile, Alabama. He is a member of the Mobile County, State of Alabama and American Bar Associations.

WALTER WILKERSON is a certified public accountant and partner in the firm of Brunson, Wilkerson, Bowden & Associates, P.C. in Enterprise, Alabama.

BOARD COMMITTEES AND MEETINGS

        During the last full fiscal year the Board of Directors of the Company held five regularly scheduled and special meetings. All directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served during fiscal year 2003.

        Compensation Committee. The Compensation Committee, whose members have been appointed annually by the Board of Directors, is currently composed of L. Brunson White, Paul Wesch and Winfield Baird. The Committee is responsible for recommending officers, the salaries of officers, director’s fees and officer bonuses to the Board of Directors for full consideration. The Compensation Committee met three times in fiscal year 2003.

        Audit Committee. The Audit Committee is comprised of Fred D. Clark, Jr., Donald Pittman, Walter Wilkerson, and Winfield Baird. The principal functions of the Audit Committee include the selection of independent auditors, approval of proposed independent audit fees, review of internal, independent, and regulatory audit results, review of proposed corrective actions and results thereof with senior management, review and approval of internal audit functions and controls and obtaining assurances of regulatory compliance from independent auditors. The Audit Committee met seven times in fiscal year 2003.

        Nominating Committee. The Nominating Committee is comprised of James Saxon, Jack E. Brunson, and W. L. Brunson, Jr. This committee is responsible for the nomination of directors. No procedure has been established by the committee for considering nominations by the stockholders. The Nominating Committee met once in fiscal year 2003.

DIRECTORS’ REMUNERATION

        Remuneration of directors is usually adjusted annually. Directors are currently paid an annual fee of $3,960 ($5,548 for the Chairman), plus $760 per meeting attended and mileage reimbursement of $.345 per mile. In addition, effective January 1, 2002 the following committee fees were approved for payment for each Board Committee on which he/she serves: (1) telephonic meetings – $125, (2) meetings held before/after a regular Board meeting – $250, (3) meetings other than (1) and (2) above, requiring travel and physical presence – $500. The Investment Committee is excluded from compensation.

        The Company has established an “Unfunded Plan of Deferred Compensation” which allows Directors to defer fees otherwise payable to them for attending Board meetings or serving on committees. If a Director elects to defer the fees; such deferred amounts are treated as if they had been invested in shares of the Company’s common stock. Stock accounts may only be distributed in their equivalent value in cash. All accounts under the plan are unfunded and do not represent claims against specific assets of the Company.

STOCK OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

        The following table sets forth information as of December 31, 2003, as to the number of shares of Company Common Stock beneficially owned by (a) each of the Company’s directors, (b) the nominees for director and (c) the directors and executive officers of the Company as a group.

NAMES	SHARES OF COMMON STOCK BENEFICIALLY OWNED ¹	PERCENT OF COMMON STOCK
Winfield Baird	118,409	4.80%
Carolyn E. Brunson	389,175²	15.78%
J. E. Brunson	11,920¹	.48%
J. R. Brunson	134,266	5.44%
W. L. Brunson, Jr	80,789³	3.28%
Fred Clark, Jr	121,077[4]	4.91%
Mickey L. Murdock	1,442.06%
Donald Pittman	28,886	1.17%
James B. Saxon	23,112.94%
Paul C. Wesch	2,450.10%
L. Brunson White	14,676.60%
Walter P. Wilkerson	6,834.28%
Fleming G. Brooks	15,950.65%
Frank J. O'Neil	-0-	-0-

Directors and Officers
(as a group, 17 persons
including persons named	958,897	38.88%
above)
Other closely held stock
(as a group, numbering 37
including immediate family
members of some
directors, and
affiliated entities.)	487,576	19.77%

        1 For purposes of this table, an individual is considered to “beneficially own” any shares of the Company if he or she directly or indirectly has or shares (i) voting power, which includes power to vote or direct voting of the shares; or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. All amounts include stock held in a spouse’s name.

        2 Includes stock held in Brunson Properties, a partnership (W.L. Brunson Estate), Carolyn E. Brunson and William L. Brunson, Jr., Managing Partners.

        3 Includes 73,490 shares held by the Jerry B. Brunson Marital Trust and the Jerry B. Brunson Family Trust, W. L. Brunson, Jr. and Sara Brunson, co-trustees.

        4 Includes 119,877 shares held in Trust by Clark’s Investment Group, Ltd.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The family relationships, not more remote than first cousin, which exist among the directors and nominees are as follows:

        Mrs. Carolyn Brunson is the widow of the deceased brother of J.R. Brunson, and mother of William L. Brunson, Jr., Mr. J.R. Brunson and Mr. James B. Saxon are first cousins. William L. Brunson, Jr., Donald Pittman and J. E. Brunson are first cousins. Mr. J. R. Brunson is the father of Jack E. Brunson. Mr. J. R. Brunson is the uncle of Donald Pittman. Mr. James Saxon is the uncle of L. Brunson White. See also the discussion under the heading “Compensation Committee Interlocks and Insider Participation.”

ITEM 2: RATIFICATION OF COMPANY INDEPENDENT AUDITORS

        The Audit Committee of the Board of Directors has selected Barfield, Murphy, Shank & Smith, PC as the Company’s independent auditors for the fiscal year ending December 31, 2004 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. They have audited the Company’s financial statements since 2000. Representatives of the firm are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of Barfield, Murphy, Shank & Smith , PC, as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of Barfield, Murphy, Shank & Smith, PC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in their discretion may direct the appointment of a different independent auditing firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

DISCLOSURE OF AUDIT FEES

Aggregate fees for professional services rendered for the Company by Barfield, Murphy, Shank & Smith, PC billed for the years ended December 31, 2003 and 2002, were as follows:

	2003	%	2002	%
Audit Fees(1)	$ 94,000	87%	$69,980	87%
Audit-Related Fees(2)	$ 4,541	4%	$ --	0%
Tax Fees(3)	10,000	9%	10,000	13%
All Other Fees(4)	--	0%	--	0%
Total	$108,541	100%	$79,980	100%

(1)Audit Fees. Audit fees were for professional services rendered in connection with the review and audit of The Company's annual financial statements for the year ended December 31, 2003 and the review of The Company's interim financial statements included in Quarterly Reports on Form 10-Q during the year ended December 31, 2003.
(2)Audit-Related Fees. Audit-related fees were for professional services rendered in connection with employee benefit plan audits and consultations regarding financial accounting and reporting standards.
(3)Tax Fees. Tax fees were for tax related services and totaled approximately $10,000. The audit committee does not consider the tax related fees of $10,000 to impair the auditor's independence.
(4)All Other Fees. There were no other fees incurred during the years ended December 31, 2002 and 2003.

Audit Committee Pre-Approval Polices and Procedures

The Audit Committee of the Board of Directors believes its policies and procedures should remain flexible in order to: best react to changing conditions; to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements; and to ensure that the corporate accounting and reporting practices of the corporation are of the highest quality. In carrying out its responsibilities, the audit committee pre-approves audit fees as well as reviews and approves the scope of the proposed audit, audit procedures, and other services to be performed.

EXECUTIVE COMPENSATION

The following table sets forth the remuneration paid by the Company and its subsidiaries during the fiscal year ended December 31, 2003, to each of its executive officers whose annual compensation exceeds $100,000.

Summary Compensation Table

Name and Principle Position	Year	Base Salary	Bonus	Other Annual Compensation	Restricted Stock Award	Options SARs	LTIP Payouts	All Other Compensation*
William L Brunson, Jr	2003	134,092	**					20,890
President and CEO	2002	121,900	--	--	--	--	--	7,822
The National Security	2001	118,941	54,128	--	--	--	--	14,987
Group, Inc.
Mickey L Murdock	2003	124,542	**					21,477
COO & SR VP	2002	117,300	--	--	--	--	--	9,222
The National Security	2001	114,767	52,254	--	--	--	--	16,124
Group, Inc
Jack E Brunson	2003	99,166	**					17,197
President, National	2002	94,159	--	--	--	--	--	8,036
Security Fire and	2001	92,947	42,294	--	--	--	--	13,568

        *“All Other Compensation” includes the following for W. L. Brunson, Jr. for the years 2003, 2002, and 2001 Contributions to the 401 (K) Retirement Plan of $10,155, $0, and $7,175. Directors’ Fees of $8,260, $7,000, and $6,960, and other employee benefits of $2,475, $822, and $852; M. L. Murdock totals for the years 2003, 2002, and 2001 for 401(K) Retirement Plan contributions $9,754, $0, and $7,057, Deferred Directors’ Fees of $9,260, $7,625, and $6,960, and other employee benefits of $2,463, $1,597, and $2,107. For J. E. Brunson for the years 2003, 2002 and 2001 for the 401(K) Retirement Plan contributions of $7,723, $0, and $5,661, Directors’ Fees of $8,010, $7,375, and $7,210 , and other employee benefits of $1,464, $661, and $697.

        **At the time of this report, the Compensation Committee had not finalized its review of the bonus calculation for 2004 based on 2003 results although the Committee does anticipate a bonus award.

REPORT OF COMPENSATION COMMITTEE

        The Compensation Committee has oversight of the compensation paid to officers and employees of the Company and its subsidiaries, whether by salary or under the Company’s bonus plan. This Committee also is responsible for recommending officers to the Board of Directors and recommending directors’ fees. The committee members receive director fees as described in this Proxy Statement and do not receive any other compensation from the Company. During 2003, the Committee held three meetings. The Committee, currently comprised of L. Brunson White, Paul C. Wesch, and Winfield Baird, all of whom are outside directors of the Company, has provided the following report:

        It is the policy of the Compensation Committee to establish base salaries and award bonuses to executive officers as well as establish the total annual corporate compensation. This policy should be designed to attract, motivate, and retain talented executives responsible for the success of the Company. The compensation program should be developed and implemented within a competitive framework and should take into account the achievement of overall financial results and individual contributions.

        The Committee establishes the base salary for the Chief Executive Officer and approves the base salaries for other executive management. The Committee also reviews and approves management’s request for total corporate compensation on an annual basis. In setting compensation levels, the Committee and management reviewed independent insurance industry surveys in which the Company participates, other published regional surveys, and informal surveys of surrounding business and industry. The Committee believes that base salaries should be competitive as determined by geographic region, salaries within insurance companies of similar size or lines of business, and the type skills that a position requires. It is an objective of the policy that base salaries should be slightly below market, with compensation supplemented by cash bonuses when financial results warrant. The bonus plan for management and supervisory level employees is based on profits and growth, and requires as a precondition that Company results for a given year reach a threshold level of return on shareholders’ equity. The threshold is determined by the Compensation Committee and takes into consideration a number of factors including current financial markets and historic patterns of Company operations.

        During 2003 the Committee retained an outside consulting firm to provide a comprehensive review and analysis of its existing executive compensation practices, including a comparative review with other companies either comparable in size to National Security, companies in a similar business, and companies in a geographical proximity to the Company’s corporate headquarters. Most of the companies in the comparison group are part of the NASDAQ Insurance Stocks Index, which is a comparison index utilized in the Company’s Proxy Statement. This project is in its final stages and the Committee anticipates receiving the final report within the near future. Based on the results of the survey, adjustments may be made in executive compensation including incentive compensation.

        Bonuses awarded in a given year are based on the previous year’s results. No bonuses were awarded in 2003 as the Company’s results in 2002 were below the prescribed threshold. At the time of this report the Committee has not finalized its review of the bonus calculation for 2004 (based on 2003 results) although we do anticipate a bonus award. As stated above, the bonus plan for executive management will be reviewed again in connection with the recommendations and findings of the independent consultant. The Company’s Chief Executive Officer is generally evaluated on the same basis as the Company’s other executive officers. During 2003 the Committee approved increases totaling approximately 12% in the base salary of the Company’s CEO, Mr. W. L. Brunson, Jr. This action was in recognition of the progress of the Company in areas of growth and profits. As stated above, further adjustments may be made in the compensation of the CEO and other members of executive management based on the results of the independent analysis.

        The Committee is aware of the provisions of the Internal Revenue Code which restrict deductibility of executive compensation and can confirm that compensation has been and will continue to be tax-deductible as no executive officer will earn in excess of the dollar limitations imposed by such applicable provisions.

        Contributions to executive officers under the Company’s 401(K) Retirement Plan are made on the same basis as are contributions to all other participants in the Plan.

        The Committee continues to review the Company’s Compensation Policy in an effort to ensure that it continues to accomplish the intended objectives. While the Company has not and does not currently integrate long-term incentives in its structure, certain forms of long-term incentives are being considered and may be implemented in the future to continue to provide appropriate incentives for management to maximize the Company’s long term financial results for the benefit of the stockholders. The Committee believes that the Company’s salary and incentive compensation programs are competitive and appropriate for National Security. – L. Brunson White, Paul C. Wesch, Winfield Baird.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee of the Board of Directors is currently comprised of L. Brunson White, Paul Wesch and Winfield Baird all of whom are outside directors. The Committee members receive director fees as described in this Proxy Statement and do not receive any other compensation from the Company. During 2003, Mr. L. Brunson White’s Director compensation was $7,760, Mr.Wesch’s Director compensation was $7,760, and Mr. Baird’s Director compensation of $10,473 was deferred.

EMPLOYEE BENEFITS

        401 (K) Plan
        The Company usually contributes, if profits warrant, an amount equal to twice the employees’ salary deferral amounts, not exceeding 5% of total compensation of an individual employee or 5% of all eligible employees, to a Retirement Savings Plan established under 401(K) of the Internal Revenue Service Code of 1986 (the “Company 401 (K) Plan”). All full — time employees who have completed 1,000 hours of service on either January 1, April 1, July 1 or October 1 are eligible to participate. The Company contributions are annually allocated among the participants’ plan accounts based on compensation received during the year for which contribution is made. Amounts allocated vest as scheduled in the Company 401 (K) Plan. Benefits are generally payable only upon termination, retirement, disability or death.

AUDIT COMMITTEE REPORT

        The Committee met and held discussions with management and the independent auditors. Management represented to the Committee that the Corporation’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        The Corporation’s independent auditors also provided to the committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee discussed with the independent auditors that firm’s independence.

        Based upon the Committee’s discussion with management and the independent auditors and the Committee’s review of the representation of management and report of the independent auditors to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.-Fred D. Clark, Chairman, Donald Pittman, Walter Wilkerson, Winfield Baird.

COMPANY PERFORMANCE

        The following graph shows a five-year comparison of cumulative returns for the Company, the NASDAQ STOCK MARKET INDEX (U.S.), Standard & Poor’s 500 Index and the NASDAQ Insurance Stocks Index. The cumulative total return is based on change in the year — end stock price plus reinvested dividends for each of the periods shown.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth those persons who beneficially owned, as of December 31, 2003, five percent or more of the Company Common Stock. Unless otherwise noted, each beneficial owner has sole voting and investment powers.

Name and Address	Amount and Nature of Beneficial Ownership of Company Common Stock	Percentage of Class
Brunson Properties, a partnership	366,445	14.86%
(W.L. Brunson Estate)
Elba, Alabama 36323
The Trust Company of Sterne, Agee
And Leach, Inc.	214,348	8.69%
National Security Retirement Savings Plan,
Birmingham, Alabama
J.R. Brunson	134,266	5.44%
1192 Pine Circle
Elba, Alabama 36323

DIRECTOR AND OFFICER SECURITIES REPORTS

        The Federal Securities laws require the Company’s directors and executive officers to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company’s common stock. To the best of the Company’s knowledge, all persons subject to these reporting requirements filed the required reports on a timely basis.

STOCKHOLDERS’ PROPOSALS

        In order for a proposal by a stockholder of the Company to be eligible to be included in the proxy statement and proxy form for the Annual Stockholders’ Meeting to be held in 2005, the proposal must be received by the Company at its headquarters, 661 E. Davis Street, Elba, Alabama 36323, on or before January 12, 2005. The Board of Directors will review any stockholder proposals that are filed to determine whether such proposals meet applicable criteria for inclusion in the 2005 Proxy Statement for consideration at the 2005 Annual Meeting.

TRANSFER AGENT AND REGISTRAR

        The Company is the Transfer Agent and Registrar for the Company Common Stock.

ANNUAL REPORTS AND FINANCIAL STATEMENT

        A copy of the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2003 accompanies this Proxy Statement. Additional copies of the Company’s Annual Report to Stockholders, and/or a copy of the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission may be obtained by written request to the Chief Financial Officer of the Company at the address indicated above.

ITEM 3: PROPOSAL FOR INCREASE IN NUMBER OF AUTHORIZED SHARES

The Company’s Certificate of Incorporation presently authorizes the issuance of 2,500,000 shares of Common Stock, par value $1.00 per share, 500,000 shares of Class A Common Stock, par value $1.00 per share, and 2,000,000 shares of Preferred Stock, par value $1.00 per share. At March 15, 2004, 2,466,600 shares of Common Stock were issued and outstanding and no shares of Class A Common Stock or Preferred Stock were issued and outstanding.

The Board of Directors proposes that the shareholders authorize the amendment of the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 2,500,000 shares with a par value of $1.00 per share to 10,000,000 shares with a par value of $1.00 per share. The purpose of the proposed amendment to the Certificate is to ensure that the Company has adequate authorized shares of Common Stock available from time to time if needed for such corporate purposes as may be deemed appropriate by the Board of Directors. These corporate purposes might include stock splits, stock dividends, raising of capital, acquisitions and other corporate purposes. Although we have no specific plans or commitments for the issuance of the additional shares of Common Stock for which authorization is solicited, the Board of Directors believes that it would be desirable for the stockholders to authorize such additional shares at this time so that we may meet possible future requirements without delay. While in certain instances an issuance of additional shares could have the effect of rendering a hostile attempt to acquire the Company more difficult, the Board of Directors is not aware of any circumstance potentially having such an anti-takeover effect.

Approval of the proposed amendment to the Certificate requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock. The amendment to the Certificate will become effective on the date the amendment is filed with the Secretary of State of the State of Delaware. It is anticipated that the appropriate filing to effect the share increase will be made as soon as practicable following approval of this proposal.

The Board of Directors recommends a vote FOR the following proposal:

Resolved that the Company’s Certificate of Incorporation is hereby authorized to be amended by:

Amending the first paragraph of the Fourth Article, to read as follows:

The total number or shares of all classes of stock which the Corporation shall have authority to issue is fifteen million (15,000,000), of which five hundred thousand (500,000) shares are to be preferred stock (hereinafter called the “Preferred Stock”), of the par value of $1.00 each, ten million (10,000,000) shares are to be common stock, of the par value of $1.00 (hereinafter called the “Corporation Common Stock”) and two million (2,000,000) shares are to be Class A Common Stock (hereinafter called the “Class A Common Stock”), of the par value of $1.00 each. (The Corporation Common Stock and the Class A Common Stock are sometimes hereinafter collectively called “Common Stock”).

OTHER MATTERS

        The Board of Directors of the Company does not know any other matters to be brought before the meeting. If any other matters, not now known, properly come before the Meeting or any adjournments thereof, the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their judgment in such matters.

Date: March 15, 2004

/s/ W L. Brunson, Jr THE NATIONAL SECURITY GROUP, INC. W L. Brunson, Jr. President

PROXY                              THE NATIONAL SECURITY GROUP, INC.                              PROXY
APRIL 15, 2004 ANNUAL MEETING OF SHAREHOLDERS

        The undersigned hereby appoints W. L. Brunson, Jr. and Bette Ham, or either of them, as Proxies, each with power to appoint his substitute, and hereby authorizes them to represent and vote, as designated hereon, and in their discretion with respect to any other business properly brought before the meeting all the shares of stock of The National Security Group, Inc., which the undersigned is entitled to vote at the annual meeting of stockholders to be held on April 15, 2004 or any adjournment thereof.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, the Proxy will be voted “FOR” the election of all nominees for directors and the proposals on the reverse side hereof.

Signature Date Signature Date

        Please sign, date, and return this proxy in the enclosed postage paid envelope. (Please sign exactly as your name appears above. If the shares are held jointly, each shareholder should sign. If signing as attorney, executor, administrator, trustee, or guardian, please give full title.)

(Continued on reverse)

1.	The election as directors of the FOUR (4) nominees listed below and ONE(1) member to serve for 2-year term, and until their sucessors are duly elected and qualified
 For all nominees listed below (except as marked to the contrary below)
 Withhold authority to vote for all nominees listed below.

INSTRUCTION: To withhold authority to vote for any individual nominee, strike through the nominee's name on the list below:

CAROLYN BRUNSON	DONALD PITTMAN	L. BRUNSON WHITE	FRANK J. O´NEIL	FLEMING G. BROOKS

2.	To ratify selection of independent auditors. ( ) FOR ( ) AGAINST ( ) ABSTAINING
3.	Proposal to increase numbe of authorized shares from 2.5 million to 10 million. ( ) FOR ( ) AGAINST ( ) ABSTAINING
4.	In their discretion on such other business as may properly be brought before the meeting or nay adjournment thereof.